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                                                                     Exhibit 4.1


                                 AMENDMENT NO. 2
         TO FIRST AMENDED AND RESTATED PREFERRED SHARES RIGHTS AGREEMENT


        This Amendment No. 2 (this "AMENDMENT") to the First Amended and Restated Preferred Shares Rights Agreement (the "RIGHTS AGREEMENT") dated as of December 16, 1997 and amended as of December 26, 2002 between PeopleSoft, Inc., a Delaware corporation (the "COMPANY"), and EquiServe Trust Company, N.A. a national banking association (the "RIGHTS AGENT"), is entered into this 12th day of December, 2004, with reference to the following:

        A. The Company and the Rights Agent are currently parties to the Rights Agreement.

        B. Section 27 of the Rights Agreement provides that, prior to the occurrence of a Distribution Date (as defined in the Rights Agreement), the Company may supplement or amend the Rights Agreement in any respect without the approval of the holders of Rights (as defined in the Rights Agreement) and the Rights Agent shall, if the Company so directs, execute such supplement or amendment.

        C. The Board of Directors of the Company has taken action to postpone the Distribution Date (as defined in the Rights Agreement) to that time immediately preceding consummation of any transaction or series of related transactions in which a Person (as defined in the Rights Agreement) becomes, or will likely become (as determined by the Company's Board of Directors), an Acquiring Person (as defined in the Rights Agreement).

        D. The Company, Oracle Corporation, a Delaware corporation ("Oracle"), and Pepper Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Oracle ("MERGER SUBSIDIARY"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which Oracle will cause Merger Subsidiary to amend its outstanding offer to purchase any and all the outstanding shares of common stock, par value $0.01 per share, of the Company, including the rights issued pursuant to the Rights Agreement to reflect the terms and conditions of the Merger Agreement, including the purchase price of $26.50 per share (the "OFFER"), which Offer will be followed by a merger of Merger Subsidiary (or any of Oracle's or Merger Subsidiary's direct or indirect wholly owned Delaware subsidiaries) with and into the Company (the "Merger").

        E. On December 12, 2004, the Board of Directors of the Company resolved to amend the Rights Agreement to render it inapplicable to the Offer, the Merger and Merger Agreement and the transactions specifically contemplated thereby.

        F. The Company intends to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment.

        NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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        1. Capitalized Terms. All capitalized, undefined terms used in this
Amendment shall have the meanings assigned thereto in the Rights Agreement.

        2. Amendments.

           (a) Section 1(a) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(a):

        "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that Merger Agreement has not been terminated pursuant to its terms, neither Oracle, nor Merger Subsidiary, nor any of either such parties' Affiliates or Associates shall be deemed to be an Acquiring Person solely by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Offer or the Merger; or (iii) the consummation of any of the transactions specifically contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement."

           (b) Section 1(l) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(l):

        "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, no Distribution Date shall be deemed to have occurred solely by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Offer or the Merger; or (iii) the consummation of the transactions specifically contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement."

           (c) Section 1(hh) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(hh):

        "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, no Shares Acquisition Date shall be deemed to have occurred by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Offer or the Merger; or (iii) the consummation of the transactions specifically contemplated thereby, each upon the terms and subject to the conditions of the Merger Agreement."

           (d) Section 1(ff) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(ff):

        "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, no Section 13 Event shall be deemed to have occurred by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Offer or the Merger; or (iii) the consummation of the


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transactions specifically contemplated thereby, each upon the terms and subject to the conditions of the Merger Agreement."

           (e) Section 1(q) of the Rights Agreement is hereby deleted in its entirety and replaced with the following new paragraph:

        "'Expiration Date' shall mean the earliest to occur of: (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which the Board of Directors orders the exchange of the Rights as provided in
Section 24 hereof, or (iv) immediately prior to the acceptance of any Common Shares for payment pursuant to the Offer."

           (f) Section 1 of the Rights Agreement is hereby amended by adding the following new subsection to the end of Section 1:

        (pp) "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger by and among the Company, Oracle Corporation ("ORACLE"), and Pepper Acquisition Corp. ("MERGER SUBSIDIARY"), including exhibits and ancillary agreements attached thereto or contemplated thereby, pursuant to which Oracle will cause Merger Subsidiary to amend its outstanding offer to purchase any and all the outstanding shares of common stock, par value $0.01 per share, of the Company, including the rights issued pursuant to this Agreement, to reflect the terms and conditions of the Merger Agreement, including the purchase price of $26.50 per share (the "OFFER"), which Offer will be followed by a merger of Merger Subsidiary (or any of Oracle's or Merger Subsidiary's direct or indirect wholly owned Delaware subsidiaries) with and into the Company (the "MERGER").

        3. Effective Date. This Amendment shall become effective as of the date first above written.

        4. Effect of Amendment. Except as expressly amended hereby, the Rights Agreement shall be and remain in full force and effect in accordance with its terms.

        5. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to the conflicts or choice of law provisions thereof.

        6. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original, but all of which, when taken together, constitute one and the same instrument.

        7. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of the Amendment as well as any facsimile, telecopy or other reproduction thereof.

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                        PEOPLESOFT, INC.

                                        /s/ James P. Shaughnessy
                                        -------------------------------------
                                        By:     James P. Shaughnessy
                                        Title:  Senior Vice President,
                                                General Counsel and Secretary



                                        EQUISERVE TRUST COMPANY, N.A.

                                        /s/ Carol Mulvey-Eori
                                        --------------------------------------
                                        By:     Carol Mulvey-Eori
                                        Title:  Managing Director



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